SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) April 30, 2003
                                                         --------------


                         NATIONAL PENN BANCSHARES, INC.
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             (Exact name of registrant as specified in its charter)

       Pennsylvania             0-10957                         23-2215075
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(State or other jurisdiction    (Commission                     (I.R.S. Employer
  of incorporation)              File Number)                       Ident. No.)

             Philadelphia and Reading Avenues, Boyertown, PA         19512
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               (Address of principal executive office)             (Zip Code)

       Registrant's telephone number, including area code (610) 367-6001
                                                          --------------


                                       N/A
       ------------------------------------------------------------------
          (Former name or former address, if changed since last report)









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Item 5.  Other Events.
---------------------

         Acquisition Agreement--HomeTowne Heritage Bank
         ----------------------------------------------

         On April 30, 2003, National Penn Bancshares, Inc. ("NPB"), National Penn Bank, a wholly-owned subsidiary of NPB ("NP Bank"), and HomeTowne Heritage Bank ("HomeTowne Heritage") entered into an Agreement and Plan of Merger (the "Agreement") which provides, among other things, for the merger of HomeTowne Heritage with and into NP Bank, with NP Bank surviving the merger as a wholly-owned subsidiary of NPB (the "Merger").

         The Agreement provides for the payment of $13.697 in cash for each share of HomeTowne Heritage common stock. As of the date of the Agreement, there are 2,745,192 shares of HomeTowne Heritage common stock outstanding.

         The Agreement provides for the issuance of stock options for NPB common stock in substitution for stock options for HomeTowne Heritage common stock, to the extent the HomeTowne Heritage stock options remain outstanding on the closing date. There are options outstanding for 984,332 shares of HomeTowne Heritage common stock.

         NPB and HomeTowne Heritage anticipate that closing of the Merger will occur in the fourth quarter of 2003.

         The Merger is subject to a number of conditions, including approval by the Office of the Comptroller of the Currency, and approval by the shareholders of HomeTowne Heritage. The Merger does not require approval of NPB's shareholders.

         All directors of HomeTowne Heritage (collectively holding approximately 30% of the outstanding shares of HomeTowne Heritage common stock) have agreed (in letter agreements signed with NPB) to vote in favor of the Merger.

         The Agreement provides for HomeTowne Heritage immediately to pay NPB a cash fee of Two Million Dollars ($2,000,000.00) if HomeTowne Heritage fails to complete the transactions contemplated by the Agreement after the occurrence of one of the following events, if NPB is not in material breach of the Agreement:

          * A person or group (as those terms are defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), other than NPB or an affiliate of NPB:

               * Acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of the then outstanding shares of HomeTowne Heritage common stock; or

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               *    Enters into an agreement,  letter of intent or memorandum of understanding with HomeTowne Heritage pursuant to which such person or group or any affiliate of such person or group would:

                    *    Merge  or  consolidate,   or  enter  into  any  similar
                         transaction, with HomeTowne Heritage;

                    * Acquire all or substantially all of the assets or liabilities of HomeTowne Heritage; or

                    * Acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 25% or more of the then outstanding shares of HomeTowne Heritage common stock; or

          * HomeTowne Heritage authorizes, recommends or publicly proposes, or publicly announces an intention to authorize, recommend or propose, an agreement, letter of intent or memorandum of understanding described immediately above; or

          * The HomeTowne Heritage shareholders vote but fail to approve the Merger at the HomeTowne Heritage Shareholders Meeting, or the HomeTowne Heritage Shareholders Meeting is cancelled, if prior to the shareholder vote or cancellation:

                    * The HomeTowne Heritage Board of Directors shall have withdrawn or modified its recommendation that HomeTowne Heritage shareholders approve this Agreement; or

                    * There has been an announcement by a person or group (as those terms are defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), other than NPB or an affiliate of NPB, of an offer or proposal to acquire 10% or more of the HomeTowne Heritage common stock then outstanding, or to acquire, merge, or consolidate with HomeTowne Heritage, or to purchase all or substantially all of HomeTowne Heritage's assets; or

                    * Any director or officer of HomeTowne Heritage or other person who has signed a letter agreement shall have failed to maintain continued ownership of, and to vote at the HomeTowne Heritage


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                         shareholders' meeting, the shares of HomeTowne Heritage
                         common stock over which he or she exercises sole or shared voting power (as identified on his or her signed letter agreement), as required by such signed letter agreement.

         The foregoing description of the Agreement and the related letter agreements does not purport to be complete and is qualified in its entirety by reference to the Agreement and the form of letter agreement, which are filed herein as Exhibits 2.1 and 2.2, respectively.

         The Merger is expected to be accretive to National Penn's earnings by the end of the first year. There are a variety of factors that could cause the actual results to differ materially from this forward-looking statement. These include, but are not limited to:

          * Expected cost savings from the Merger, including reductions in interest and non-interest expense, may not be fully realized or realized within the expected time-frame.

          * Revenues following the Merger may be lower than expected, or deposit attrition, operating costs, customer losses or business disruption following the Merger may be greater than expected.

          * Commercial loan growth following the Merger may be lower than expected.

          * Competitive pressures among banking and non-banking organizations may increase significantly.

          * Costs, difficulties or delays related to the integration of the businesses or systems of NPB and HomeTowne Heritage may be greater or longer than expected.

          * Changes in the interest rate environment may reduce interest margins.

          * General economic or business conditions, either nationally or in the region in which the combined company will be doing business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit.

          * Legislation or regulatory changes may adversely affect the businesses in which the combined company would be engaged

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          *    Changes may occur in the securities markets.

         Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statement is included in NPB's annual report on Form 10-K for 2002 and may be included in subsequent reports filed by NPB with the Securities and Exchange Commission.

Item 7.  Financial Statements and Exhibits.
------------------------------------------

(c) Exhibits.
   ----------

         2.1      -      Agreement  and Plan of Merger  dated  April  30,  2003,
                         among  National Penn  Bancshares,  Inc.,  National Penn
                         Bank, and HomeTowne Heritage Bank.

         2.2      -      Form of Letter  Agreement  between  HomeTowne  Heritage
                         Bank directors and National Penn Bancshares, Inc.

         99       -      Press  Release  dated May 1,  2003,  of  National  Penn
                         Bancshares, Inc. (filed pursuant to Item 9 hereof).

Item 9.  Regulation FD Disclosure
---------------------------------

         On May 1, 2003, National Penn Bancshares, Inc. issued a press release concerning its proposed acquisition of HomeTowne Heritage Bank (discussed at Item 5 hereof). This press release is filed herein, as part of this Item 9, as
Exhibit 99.




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                                    SIGNATURE
                                    ---------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NATIONAL PENN BANCSHARES, INC.


                                         By  /s/Wayne R. Weidner
                                             -----------------------------------
                                                Wayne R. Weidner
                                                Chairman, President and
                                                Chief Executive Officer


Dated:  April 30, 2003





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                                  EXHIBIT INDEX
                                  -------------


        Exhibit Number                   Description
        --------------                   -----------

            2.1 Agreement and Plan of Merger dated April 30, 2003, among National Penn Bancshares, Inc., National Penn Bank, and HomeTowne Heritage Bank.

            2.2 Form of Letter Agreement between HomeTowne Heritage Bank directors and National Penn Bancshares, Inc.

            99 Press Release dated May 1, 2003, of National Penn Bancshares, Inc. (filed pursuant to Item 9 hereof).









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